EXHIBIT 99 (a)
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Excellence in Electronics and Telecommunications Components
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                                  NEWS RELEASE
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FOR IMMEDIATE RELEASE

INVESTORS:   MICHAEL R. ELIA                 MEDIA:   MELODYE DEMASTUS
             SR. VICE PRESIDENT & CFO                 MELROSE CONSULTING
             (614) 791-3117                           (614) 771-0860



         INSILCO HOLDING CO. CONTINUES UPWARD EARNINGS TREND WITH HIGHER
               SECOND QUARTER 2000 RESULTS FROM ONGOING OPERATIONS


              Company Sees Continued Growth in Second Half of Year


         COLUMBUS, OHIO, JULY 28, 2000 -- INSILCO HOLDING CO. (OTC BULLETIN
BOARD: INSL) today reported markedly improved sales and operating results for its second quarter ended June 30, 2000. The Company said that results for its automotive segment, which the Company recently announced it signed an agreement to sell, is being reported as a discontinued operation and is therefore not included in consolidated sales and EBITDA (earnings before interest, taxes, depreciation, amortization and non-operating items). Included in the Company's consolidated results for 1999 are the results of its Romac Metals and McKenica operations, which were divested in mid-1999.

         The Company reported a 65% increase in second quarter sales from its core technologies businesses to $92.3 million from $55.8 million recorded last year due to strong demand for custom assemblies and passive components, and reflecting the benefit of sales from the Company's recently acquired custom assembly business. Including sales from divested operations of $6.8 million in the 1999 second quarter, consolidated sales for the current quarter increased 47% from $62.6 million recorded last year. On a pro forma basis, the Company's second quarter sales increased 39% from the second quarter last year as worldwide OEM demand increased for the Company's optical and networking equipment assemblies and components.

         For the current quarter, EBITDA from the technologies businesses more than doubled to $13.3 million from $5.4 million recorded last year. The Company reported that consolidated EBITDA for the current quarter increased 138% to $13.3 million, compared to $5.6 million recorded last year, which included EBITDA of $0.2 million from divested operations. A favorable sales mix for higher-margin data grade connector products and improved margins on precision stampings, as well as the contribution from its recent acquisition, all contributed to the strong EBITDA performance. The Company's pro forma second quarter EBITDA increased 41% from the second quarter last year due to the favorable sales mix and from cost reduction initiatives.

DIVESTITURE/ACQUISITION

         As reported on July 17, 2000, the Company announced that it has signed a definitive agreement to sell to its majority shareholders the assets of its automotive segment for proceeds of $147 million, subject to closing adjustments; closing on a commitment for financing; and other customary terms and conditions.

                                     -more-

         Proceeds from the transaction, which is expected to close before the end of the third quarter, will be used to reduce bank debt and to gain financial flexibility to execute the Company's acquisition strategy. The Company also announced it signed a definitive agreement to acquire Precision Cable Manufacturing, a Rockwall, Texas based provider of custom cable and wire assemblies to telecommunications equipment OEMs.

CEO COMMENTS

         David A. Kauer, Insilco President and CEO, said, "We continued to see strong demand in the second quarter for our technology products, with pro forma sales and adjusted EBITDA for the first half of 2000 up 38% and 54%, respectively. We are experiencing strong sales and a strong book-to-bill ratio in our connector business resulting from new product introductions and strong market fundamentals in the electronic component industry. We are also very pleased with the strong demand we are seeing for our optical equipment assemblies. With the announcement last week of the planned divestiture of our automotive segment and the acquisition of Precision Cable, we are well positioned to capitalize on the growing telecommunications and computer networking markets."

REPORTED RESULTS

         After accounting for discontinued operations, the Company reported net income of $0.7 million for its current second quarter compared to a net loss of ($5.2) million recorded a year ago in the second quarter. The loss available to common shareholders for the second quarters of 2000 and 1999 was ($0.65) and ($4.23) per diluted share, respectively.

         Insilco Holding Co., based in suburban Columbus, Ohio is a leading global supplier of cable assemblies, wire harnesses, high-speed network connectors, power transformers, precision metal stampings and value-added services to the telecommunications, data processing, medical instrumentation and automotive markets. Insilco has operations in the United States, Canada, Mexico, Northern Ireland, Ireland, Puerto Rico and the Dominican Republic.

         THE STATEMENTS MADE IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL FACTS MAY BE DEEMED FORWARD LOOKING STATEMENTS, AND, AS SUCH, ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING STATEMENTS WITH RESPECT TO: THE COMPANY'S ABILITY TO DELIVER DOUBLE DIGIT SALES AND EARNINGS GROWTH; LONG-TERM OUTLOOK; GROWTH PROSPECTS; THE ABILITY TO IMPROVE OPERATING EFFICIENCIES AND TO FURTHER REDUCE EXPENSES. IT IS IMPORTANT TO NOTE THAT RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS WHICH COULD CAUSE RESULTS TO DIFFER MATERIALLY INCLUDE, BUT ARE NOT LIMITED TO THE FOLLOWING: DELAYS IN NEW PRODUCT INTRODUCTIONS, LACK OF MARKET ACCEPTANCE FOR NEW PRODUCTS, CHANGES IN DEMAND FOR THE COMPANY'S PRODUCTS, CHANGES IN MARKET TRENDS, GENERAL COMPETITIVE PRESSURES FROM EXISTING AND NEW COMPETITORS, ADVERSE CHANGES IN OPERATING PERFORMANCE, CHANGES IN INTEREST RATES, AND ADVERSE ECONOMIC CONDITIONS WHICH COULD AFFECT THE AMOUNT OF CASH AVAILABLE FOR DEBT SERVICING AND CAPITAL INVESTMENTS. FURTHER INFORMATION CONCERNING FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS ARE CONTAINED FROM TIME TO TIME IN THE COMPANY'S SEC FILINGS, INCLUDING BUT NOT LIMITED TO THE COMPANY'S REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 AND SUBSEQUENT REPORTS ON FORM 10Q. COPIES OF THESE FILINGS MAY BE OBTAINED BY CONTACTING THE COMPANY OR THE SEC.

Investor Relations Contact: Michael R. Elia, (614) 791-3117 or write to Insilco Holding Co., Investor Relations, 425 Metro Place North, Box 7196, Dublin, OH 43017 or call Melodye Demastus, Melrose Consulting (614) 771-0860. You may also visit our web site at http://www.insilco.com.

                             ----------------------

                                TABLES TO FOLLOW

                               INSILCO HOLDING CO.
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)
                   (Amounts in millions except per share data)

                                     ACTUAL

                                                     Three Months Ended              Six Months Ended
                                                          June 30,                        June 30,
                                                  ------------------------        ------------------------
                                                    2000            1999            2000            1999
                                                  --------        --------        --------        --------
Sales                                             $   92.3        $   62.6        $  170.7        $  126.2
Cost of sales, excluding depreciation                 66.6            47.4           123.8            95.1
Selling, general and administrative expenses,
    excluding depreciation                            12.4             9.6            22.9            19.8
Depreciation and amortization expense                  3.6             2.7             6.7             5.2
Significant legal, professional and merger fees        0.3             2.4             0.3             2.5
Severance, writedown & other                           0.3             3.5             0.8             3.7
Restructuring charge                                    --             5.4              --             5.4
                                                  --------        --------        --------        --------
    Operating income (loss)                            9.1            (8.4)           16.2            (5.5)
Interest expense, net                                (13.3)          (11.7)          (25.6)          (22.9)
Other income, net                                     (0.1)             --            (0.4)            0.3
                                                  --------        --------        --------        --------
    Loss before income taxes, discontinued
        operations and extraordinary item             (4.3)          (20.1)           (9.8)          (28.1)
Income tax benefit                                     0.2             5.7             1.6             8.7
                                                  --------        --------        --------        --------
    Net loss before discontinued operations           (4.1)          (14.4)           (8.2)          (19.4)
Discontinued operations, net of tax:
    Income from operations                             4.8             9.2             6.1            13.3
    Gain on disposal                                    --              --            43.4              --
                                                  --------        --------        --------        --------
Income from discontinued operations                    4.8             9.2            49.5            13.3
    Net income (loss)                                  0.7            (5.2)           41.3            (6.1)
Preferred stock dividend                              (1.7)           (1.5)           (3.4)           (2.9)
                                                  --------        --------        --------        --------
    Net income (loss) available to common         $   (1.0)       $   (6.7)       $   37.9        $   (9.0)
                                                  ========        ========        ========        ========


Earnings before other income, interest, taxes,
depreciation, amortization, and one-time items    $   13.3        $    5.6        $   24.0        $   11.3
                                                  ========        ========        ========        ========
Capital expenditures                              $   (1.6)       $   (2.0)       $   (3.5)       $   (3.6)
                                                  ========        ========        ========        ========

Income (loss) per share available to common       $  (0.65)       $  (4.23)       $  24.80        $  (5.74)
                                                  ========        ========        ========        ========

                               INSILCO HOLDING CO.

                 Pro Forma(1) Condensed Consolidated Statements
                     of Earnings (Loss) before Income Taxes
                                   (Unaudited)
                   (Amounts in millions except per share data)

                                  PRO FORMA(1)

                                                    Three Months Ended             Six Months Ended
                                                          June 30,                      June 30,
                                                  -----------------------       -----------------------
                                                    2000           1999           2000           1999
                                                  --------       --------       --------       --------
Custom Assemblies                                 $   46.6       $   26.0       $   92.8       $   50.8
Precision Stampings                                   20.5           18.7           41.6           38.3
Passive Components                                    25.2           21.8           50.0           44.6
                                                  --------       --------       --------       --------
    Total sales                                       92.3           66.5          184.4          133.7
Cost of sales, excluding depreciation                 66.6           48.6          132.3           97.4
Selling, general and administrative expenses,
    excluding depreciation                            12.4            8.5           24.1           18.1
Depreciation and amortization expense                  3.6            3.6            7.3            7.0
                                                  --------       --------       --------       --------
    Operating income                                   9.7            5.8           20.7           11.2
Interest expense, net                                 (9.8)          (8.7)         (19.1)         (16.5)
Other income, net                                       --            0.1           (0.4)           0.3
                                                  --------       --------       --------       --------
    Earnings (loss) before income taxes (2)       $   (0.1)      $   (2.8)      $    1.2       $   (5.0)
                                                  ========       ========       ========       ========
EBITDA (2)                                        $   13.3       $    9.4       $   28.0       $   18.2
                                                  ========       ========       ========       ========


(1) Pro forma results reflect (i) the acquisitions of EFI (January, 1999) and TAT (February, 2000) and (ii) the divestitures of Taylor Publishing, the Automotive Segment (under current definitive agreement), Romac and McKenica, in each case, as if they occurred at the beginning of the relevant period, and
(iii) the exclusion of non-operating items.


(2) Earnings (loss) before income taxes and "EBITDA", which is defined as earnings before interest expense (net), income taxes, depreciation and amortization and non-operating items, are not intended to represent and should not be considered more meaningful than, or an alternative to, operating income, cash flows from operating activities or other measures of performance in accordance with generally accepted accounting principles. EBITDA data are included because we understand that such information is used by certain investors as one measure of an issuer's historical ability to service debt. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies, or used in the Company's debentures, credit or other similar agreements, due to potential inconsistencies in the method of calculation.

                               INSILCO HOLDING CO.

                      Condensed Consolidated Balance Sheets
                                   (Unaudited)
                              (Amounts in millions)

                                                        June 30,        June 30,      December 31,
                                                          2000            1999            1999
                                                        --------        --------        --------
                       ASSETS
                       ------
Current assets:
  Cash and cash equivalents                             $    3.7        $   10.2        $    6.5
  Receivables, net                                          61.2            38.9            40.2
  Inventories, net                                          48.3            35.3            34.9
  Current portion of deferred taxes                          9.6             2.1             9.6
  Net assets of Discontinued Operations                     98.6            96.1            94.0
  Prepaid expenses                                           2.1             2.3             2.0
                                                        --------        --------        --------
       Total current assets                                223.5           184.9           187.2

Property, plant and equipment, net                          49.6            55.9            49.6
Goodwill, net                                               87.4             5.4             5.7
Deferred taxes                                                --             8.2             7.3
Other assets and deferred charges                           25.5            32.7            30.3
                                                        --------        --------        --------
       Total assets                                     $  386.0        $  287.1        $  280.1
                                                        ========        ========        ========

        LIABILITIES AND STOCKHOLDERS' DEFICIT
        -------------------------------------

Current liabilities:
  Accounts payable                                      $   26.2        $   18.0        $   20.2
  Accrued expenses and other                                42.3            28.4            19.4
  Accrued interest payable                                   6.7             6.1             7.5
  Current portion of long-term debt                          1.3             1.3             1.3
  Current portion of long-term obligations                   0.9             1.0             0.9
                                                        --------        --------        --------
       Total current liabilities                            77.4            54.8            49.3

  Long-term debt                                           432.3           411.9           400.6
  Other long-term obligations                               35.0            28.8            29.3
  Minority interest                                          0.1             0.1             0.1
  Preferred stock                                           43.5            37.0            40.1
  Stockholders' deficit                                   (202.3)         (245.5)         (239.3)
                                                        --------        --------        --------
       Total liabilities and stockholders' deficit      $  386.0        $  287.1        $  280.1
                                                        ========        ========        ========